                                                             EXHIBIT 99(D)(1)





                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                              CENDANT CORPORATION

                      DIAMONDHEAD ACQUISITION CORPORATION

                                      and

                             CHEAP TICKETS, INC.

                                     dated

                                August 13, 2001

                            Index of Defined Terms
                            ----------------------

Defined Term                         Section No.
------------                       ---------------
Acquisition Agreement............          5.3(d)
Acquisition Proposal.............             5.1
Acquisition Proposal Interest....             5.1
Affiliated Group.................   3.13(a)(viii)
Agreement........................        Recitals
Appointment Date.................             5.2
Assignee.........................            9.10
Average Premium..................          6.7(c)
Balance Sheet Date...............             3.9
Benefit Plans....................         3.12(a)
Certificate of Merger............             1.5
Certificates.....................          2.2(b)
CIBC World Markets...............            3.24
Closing..........................             1.6
Closing Date.....................             1.6
Code.............................         3.12(a)
Common Stock.....................          3.3(a)
Company..........................        Recitals
Company Agreements...............             3.7
Company Board of Directors.......        Recitals
Company Disclosure Schedule......     Article III
Company Material Adverse Change..          3.1(a)
Company Material Adverse Effect..          3.1(a)
Company SEC Documents............             3.8
Company Stock Option.............             2.4
Company Stock Option Plans.......             2.4
Company Subsidiary...............          3.2(a)
Confidentiality Agreement........          5.3(b)
Copyrights.......................         3.17(a)
D&O Insurance....................          6.7(c)
DGCL.............................        Recitals
Dissenting Shares................          2.3(a)
Effective Time...................             1.5



Encumbrances........................     3.2(a)
Environmental Claims................       3.21
Environmental Laws..................       3.21
ERISA...............................    3.12(a)
ERISA Affiliate.....................    3.12(a)
Exchange Act........................     1.1(a)
Financial Statements................        3.8
GAAP................................        3.8
Governmental Entity.................        3.7
HSR Act.............................        3.7
Hyperion............................     6.5(c)
Independent Directors...............     1.3(b)
Expiration Date.....................     1.1(a)
Intellectual Property...............    3.17(a)
Leased Real Property................    3.15(b)
License Agreements..................    3.17(c)
Materials of Environmental Concern..       3.21
Merger..............................     1.4(a)
Merger Consideration................     2.1(c)
Minimum Condition...................     1.1(a)
Offer...............................   Recitals
Offer Conditions....................     1.1(a)
Offer Documents.....................     1.1(b)
Offer Price.........................   Recitals
Offer to Purchase...................     1.1(a)
Owned Real Property.................    3.15(a)
Parent..............................   Recitals
Patents.............................    3.17(a)
Paying Agent........................     2.2(a)
Pension Plans.......................    3.12(a)
Permitted Liens.....................    3.15(a)
Person..............................     3.2(a)
Preferred Stock.....................     3.3(a)
Proprietary Software................    3.17(b)
Proxy Statement..................... 1.9(a)(ii)
Purchaser...........................   Recitals
Purchaser Common Stock..............        2.1
Real Property.......................    3.15(b)


Regulation M-A......................       1.1(b)
Representatives.....................       5.3(a)
Schedule 14D-9......................       1.2(a)
Schedule TO.........................       1.1(b)
SEC.................................       1.1(b)
Securities Act......................          3.8
Stockholder.........................     Recitals
Stockholder Agreement...............     Recitals
Shares..............................     Recitals
Software............................      3.17(a)
Special Meeting.....................    1.9(a)(i)
Subsidiary..........................       3.2(a)
Superior Proposal...................       5.3(b)
Surviving Corporation...............       1.4(a)
Takeover Proposal...................       5.3(b)
Tax.................................      3.13(b)
Tax Authority.......................      3.13(b)
Tax Claim........................... 3.13(a)(iii)
Tax Returns.........................      3.13(b)
Taxes...............................      3.13(b)
Termination Fee.....................          3.5
Trade Secrets.......................      3.17(a)
Trademarks..........................      3.17(a)
Transactions........................          3.4
Voting Debt.........................       3.3(a)
Warrant.............................       3.3(a)

                             AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated August 13, 2001, by and among Cendant Corporation, a
----------
Delaware corporation ("Parent"), Diamondhead Acquisition Corporation, a Delaware
                       ------
corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and Cheap
                                                          ---------
Tickets, Inc., a Delaware corporation (the "Company").
                                            -------

          WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire all shares of the issued and
                        -----
outstanding common stock, par value $0.001, of the Company (the "Shares"), for
                                                                 ------
$16.50 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, referred to herein as the "Offer
                                                                        -----
Price");
-----

          WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company has approved this Agreement and the Merger (as defined in Section 1.4) following the Offer in accordance with the General Corporation Law of the State of Delaware (the

"DGCL") and upon the terms and subject to the conditions set forth herein;
 ----

          WHEREAS, the Board of Directors of the Company (the "Company Board of
                                                               ----------------
Directors") has determined that the consideration to be paid for each Share in
---------
the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the Transactions (as defined in Section 3.4) upon the terms and subject to the conditions set forth herein;

          WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incur the obligations set forth herein, certain stockholders of the Company (each, a "Stockholder") concurrently
                                                      -----------
herewith are entering into a Stockholder Agreement (the "Stockholder
                                                         -----------
Agreement"), dated as of the date hereof, with Parent and the Purchaser, in the form attached hereto as

Exhibit A, pursuant to which each such Stockholder has agreed, among other things, to tender such Stockholder's Shares in the Offer, to grant to Parent the option to purchase such Shares under certain circumstances upon payment by Parent of the Offer Price, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein; and

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1  The Offer.  (a)  Provided that this Agreement shall not
                       ---------
have been terminated in accordance with Section 8.1 and none of the events set forth in Annex I hereto shall have occurred and be continuing, as promptly as practicable, and, in any event, within eight (8) business days of the date hereof, the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to
                                                  ------------
purchase for cash all Shares at the Offer Price, subject only to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares then beneficially owned by Parent or the Purchaser, represents at least a majority of the Shares outstanding on a fully-diluted basis, assuming the exercise of all options, warrants, rights and convertible securities outstanding on the Expiration Date (the "Minimum Condition") and (ii) the other conditions set forth in Annex I
      -----------------
hereto (the Minimum Condition, together with such other conditions set forth in Annex I, collectively, the "Offer Conditions"). Subject to the prior
                            ----------------
satisfaction or waiver by Parent or the Purchaser of the Offer Conditions, the Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as Purchaser is legally permitted to do so under applicable law. The obligations of the Purchaser to commence the Offer and accept for payment and pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Offer Conditions. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") that contains
                                            -----------------
the terms set forth in this Agreement and the Offer Conditions. The Purchaser shall not amend or waive the Minimum Condition, decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the Offer, impose additional conditions to the Offer, extend the Offer beyond the date that is twenty (20) business days after commencement of the Offer or the last day of the last extension (in accordance with this Section 1.1), if any, of the Offer, whichever is later (the "Expiration Date") except as
                                                     ---------------
set forth below or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of the Company (such consent to be authorized by the Company Board of Directors or a duly authorized committee thereof), provided, however, that (x) if on the Expiration
                               --------  -------
Date, all Offer Conditions shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the Offer for such period as the Purchaser may determine, (y) the Purchaser may, in its sole discretion, provide a

"subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act or (z) the Purchaser may, in its sole discretion, extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date of the Offer that would otherwise be permitted under clause (x) or (y) of this sentence if, on such expiration date, there have not been tendered at least 90% of the outstanding Shares; provided, further, however, that Purchaser's decision to extend the
        --------  -------  -------
Offer in the case of this clause (z) shall constitute a waiver of each Offer Condition (other than the conditions set forth in paragraphs (a) and (b)). In addition, the Purchaser may increase the Offer Price and extend the Offer to the extent required by law in connection with such increase, in each case in its sole discretion and without the Company's consent. Parent and Purchaser agree that if at any scheduled Expiration Date of the Offer, the Minimum Condition, the HSR Condition or any of the conditions set forth in paragraphs (c), (d) or
(g) of Annex 1 (but, in the case of failure of the condition set forth in paragraph (d) of Annex 1, only where such failure is due to an unintentional breach by the Company of the representations and warranties referred to therein) shall not have been satisfied, but at such scheduled Expiration Date all of the other Offer Conditions shall then be satisfied, or if not then satisfied (but not including for such purposes the conditions set forth in paragraphs (e) of Annex I which must be satisfied at the time of each request of the Company pursuant to this sentence), are in Parent's good faith belief reasonably capable of being satisfied, as to each of clauses (i), (ii) and (iii) below, prior to the date which is indicated in each such clause as the latest date to which the Offer may be extended pursuant to such clause, then, at the request of the Company (confirmed in writing and received at least 24 hours prior to the then scheduled Expiration Date), Purchaser shall extend the Offer from time to time (each such individual extension not to exceed ten business days after the previously scheduled expiration date, unless the parties otherwise agree), but
(i) in the case of the non-satisfaction of the HSR Condition only, to a date that is no later than the Initial Drop Dead Date, or, in the case of the election of Parent or the Company pursuant to Section 8.1(c)(iv), to the Second Drop Dead Date, subject in each case to any right of Parent, Purchaser or the Company to terminate this Agreement pursuant to the terms hereof and (ii) in the case of condition set forth in paragraph (g) of Annex 1, to a date which is no later than the date which is ten (10) days after the previously scheduled Expiration Date, subject to any right of Parent, Purchaser or the Company to terminate this Agreement pursuant to the terms hereof, and (iii) in all other cases, to a date that is no later than the date which is fifty (50) days after the date on which the Offer is commenced, subject to any right of Parent, Purchaser or the Company to terminate this Agreement pursuant to the terms hereof.

          (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the Securities and Exchange Commission (the

"SEC"), pursuant to Regulation M-A under the Exchange Act ("Regulation M-A"), a
 ---                                                        --------------
Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the "Schedule TO"). The
                                                       -----------
Schedule TO shall include the summary term sheet required under Regulation M-A and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and the Purchaser agree to
                          ---------------
take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and the Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments, whether written or oral, that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after Parent's or the Purchaser's, as the case may be, receipt of such comments, and any written or oral responses thereto.

          (c) Parent shall provide or cause to be provided to Purchaser on a timely basis funds necessary to accept for payment, and to pay for, any Shares that Parent becomes obligated to accept for payment, and pay for, pursuant to the Offer.

          (d) Parent or Purchaser shall engage an information agent in connection with the Offer.

          Section 1.2  Company Actions.  (a) In a manner in compliance with the
                       ---------------
Exchange Act and the Securities Act, with regards to timeliness, among other things, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") that shall, subject to the provisions of
                       --------------

Section 5.3(c), contain the recommendation referred to in clause (iii) of
Section 3.5. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments, and any written or oral responses thereto.

          (b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish the Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated daily, and their addresses, mailing labels and lists of security positions) as the Purchaser or its agent may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser shall, and shall cause their agents to, hold in confidence the information contained in any such labels, listings and files, use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, upon request, deliver, and use their reasonable efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

          Section 1.3  Directors.  (a) Promptly upon the purchase of and payment
                       ---------
for any Shares by Parent or the Purchaser which represents at least a majority of the outstanding Shares (on a fully-diluted basis), Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding. The Company shall, upon Parent's request, use its reasonable efforts either to promptly increase the size of the Company Board of Directors, including by amending the Bylaws of the Company if necessary so as to increase the size of the Company Board of Directors, or promptly secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or designated to the Company's Board of Directors, and shall use its reasonable efforts to cause Parent's designees to be so elected or designated at such time. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Company Subsidiary (as defined in Section 3.2), and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly upon execution of this Agreement take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including, but not limited to, mailing to stockholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or designated to the Company Board of Directors. Parent or the Purchaser shall supply the Company with information with respect to either of them and their nominees, officers, directors and affiliates to the extent required by Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights that any of the Purchaser, Parent or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (b) In the event that Parent's designees are elected or designated to the Company Board of Directors, then, until the Effective Time, the Company shall cause the Company Board of Directors to have at least two directors who are non-executive directors (the "Independent Directors"); provided, however,
                                  ---------------------    --------  -------
that if any Independent Director is unable to serve due to death or disability, the remaining Independent Director(s) shall be entitled to elect or designate another person (or persons), who is not a current or former executive of the Company ("Non-Executive"), and such non-executive person (or persons) shall be deemed to be an Independent Director for purposes of this Agreement. If no Independent Director then remains, the other directors shall designate two persons who are Non-Executives on the date hereof (or, in the event there shall be less than two directors who are Non-Executive Directors on the date hereof available to fill such vacancies as a result of such persons' deaths, disabilities or refusals to serve, such number of other Non-Executives who are willing to fill such vacancies) and such Non-Executives shall be deemed Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, if Parent's designees constitute a majority of the Company Board of Directors after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, then the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, if such action would materially and adversely affect holders of Shares other than Parent or Purchaser, (iii) amend the Certificate of Incorporation or Bylaws of the Company if such action would materially and adversely affect holders of Shares other than Parent or Purchaser, or (iv) take any other action of the Company Board of Directors under or in connection with this Agreement if such action would materially and adversely affect holders of Shares other than Parent or Purchaser; provided, however, that if there
                                       --------  -------
shall be no Independent Directors as a result of such persons' deaths, disabilities or refusal to serve, then such actions may be effected by majority vote of the entire Company Board of Directors.

          Section 1.4  The Merger.  (a)  Subject to the terms and conditions of
                       ----------
this Agreement, at the Effective Time (as defined in Section 1.5), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i)
                                                  ------
the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving
                                                                  ---------
Corporation."  The Merger shall have the effects set forth in the DGCL.
-----------

          (b) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

          (c) The Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          Section 1.5  Effective Time.  Parent, the Purchaser and the Company
                       --------------
shall cause an appropriate Certificate of Merger (the "Certificate of Merger")
                                                       ---------------------
to be executed and filed on the Closing Date (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, such time hereinafter referred to as the "Effective Time."
                                --------------

          Section 1.6  Closing.  The closing of the Merger (the "Closing") will
                       -------                                   -------
take place at 10:00 a.m., west coast time, on a date to be specified by the parties, such date to be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525
 ------------
University Avenue, Palo Alto, California 94301, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors and Officers of the Surviving Corporation.  The
                       ---------------------------------------------------
directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          Section 1.8  Subsequent Actions.  If at any time after the Effective
                       ------------------
Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.9  Stockholders' Meeting.  (a)  If required by applicable
                       ---------------------
law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably
                                       ---------------
     practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement")
                                                             ---------------
     to be mailed to its stockholders;

               (iii) unless the Company Board of Directors determines in good faith, following the advice from outside counsel, that to do so is reasonably likely to cause it to violate its fiduciary duties to the Company stockholders under applicable law, include in the Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

               (iv) unless the Company Board of Directors determines in good faith, following the advice from outside counsel, that to do so is reasonably likely to cause it to violate its fiduciary duties to the Company stockholders under applicable law, use its reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL and any other applicable law to effect the Merger.

          (b) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.10  Merger Without Meeting of Stockholders. Notwithstanding
                        --------------------------------------
Section 1.9, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                       ---------------------------
by virtue of the Merger and without any action on the part of the holders of any Shares or common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock"):
 ----------------------

          (a) Purchaser Common Stock.  Each issued and outstanding share of
              ----------------------
Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock.  All Shares
              -----------------------------------------------------
that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares.  Each issued and outstanding Share (other
              --------------------
than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3)) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger Consideration"). From and after the Effective Time, all
               --------------------
such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest thereon.

          (d) Conversion of Stock Options.  Each Company Stock Option (as
              ---------------------------
hereinafter defined) shall be treated in accordance with Section 2.4 below.

          Section 2.2  Exchange of Certificates.  (a)  Paying Agent.  Parent
                       ------------------------        ------------
shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") and to receive the
                                           ------------
funds to which holders of Shares shall become entitled pursuant to Section 2.1(c). Prior to the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and the Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

          (b) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares
(the "Certificates"), whose shares were converted pursuant to
      ------------
Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

          (c) Transfer Books; No Further Ownership Rights in Shares.  At the
              -----------------------------------------------------
Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) Termination of Fund; No Liability.  At any time following six
              ---------------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.3  Dissenting Shares.  (a)  Notwithstanding anything in
                       -----------------
this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger
  -----------------
Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

          Section 2.4   Company Option Plans.   (a)  Parent acknowledges that,
                        --------------------
in accordance with determinations by the Company Board of Director pursuant to the Company Stock Option Plans (as defined below), at the Effective Time, each stock option, stock equivalent right or similar right to acquire Shares (each, a "Company Stock Option") issued pursuant to the Company's 1997 Stock Option Plan
 --------------------
or the Company's Amended and Restated 1999 Stock Incentive Plan (including the Company's 1999 Non-Employee Director Option Program, as amended, thereunder) (collectively, the "Company Stock Option Plans"), whether or not then
                    --------------------------
exercisable or vested, which is outstanding and unexercised immediately prior thereto shall become immediately fully vested and exercisable. At the Effective Time, each Company Stock Option shall cease to represent a right to acquire Shares and shall be converted automatically into options to purchase shares of Parent common stock ("Parent Shares"), and Parent shall assume each such Company Stock Option (hereinafter, an "Assumed Option") subject to the terms of the applicable Company Stock Option Plan and the agreement evidencing the grant thereunder of such Company Stock Option; provided, however, that from and after the Effective Time, (A) the number of Parent Shares purchasable upon exercise of an Assumed Option shall be equal to the number of Shares that were purchasable under such Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined below), and rounded down to the nearest whole share, and (B) the per share exercise price under such Assumed Option shall be adjusted by dividing the per share exercise price under such Assumed Option by the Exchange Ratio, and rounding up to the nearest cent. In the case of any Assumed Options that are "incentive stock options" (as defined in Section 422 of the Code), the exercise price, the number of Parent Shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code. For purposes of this Section 2.4, the "Exchange Ratio" shall be the number obtained by dividing the Merger Consideration by the closing price of a Parent Share on the trading day immediately preceding the Closing Date.

     (b) The Company shall take all such steps as may be required to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     (c) Prior to the Effective Time, the Company Stock Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary (as defined in Section 3.2(a)) shall be cancelled.

     (d) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.4 after giving effect to the Merger). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Shares for delivery upon exercise of such Assumed Options pursuant to the terms set forth in this Section 2.4.

     (e) Parent shall file with the SEC, prior to the Effective Time, a registration statement on Form S-8 (or any successor form) relating to Parent Shares issuable pursuant to the Assumed Options, which registration statement shall include a reoffer prospectus. Parent shall use its commercially reasonable efforts to cause shares of Parent Shares, when issued upon exercise of Assumed Options, to be listed on such exchanges as Parent Shares are listed immediately prior to the Effective Time.

     (f) Prior to the Appointment Date, the Company shall cause the administrator of the Company Option Plans to clarify certain language in such plans in order to further determine that the actions taken with respect to the Company Stock Options pursuant to this Section 2.4 are consistent with the terms of the Company Option Plans.

                                  ARTICLE III

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

          Except as set forth in the schedule of exceptions to the Company's representations and warranties set forth herein, delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company
                                      ---------------------------
represents and warrants to Parent and the Purchaser as set forth below.

          Section 3.1  Organization.  (a)  The Company is a corporation duly
                       ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, or governmental licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, (A) be reasonably expected to have a Company Material Adverse Effect or (B) be reasonably likely to have a material adverse effect on the Company's ability to consummate the Transactions. As used in this Agreement, "Company Material Adverse Change" or "Company
                            -------------------------------      -------
Material Adverse Effect" means any change, event or effect, as the case may be,
-----------------------
that is materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, or assets or liabilities, with all such matters being considered in the aggregate, of the Company and the Company Subsidiaries, taken as a whole, except any such change, event or effect resulting primarily from: (i) any change in the market price or trading volume of the Company's securities; (ii) conditions (including changes in economic, financial market, regulatory or political conditions) affecting generally the online travel or leisure travel industries in which the Company participates, (iii) actions taken, delayed or omitted to be taken by the Company at the written request of any of the individuals specified in Schedule 3.1(a)(iii) of the Company Disclosure Schedule ("Designated Parent Individuals") after the date hereof and prior to the earlier of (A) the termination of this Agreement in accordance with Article VIII and (B) the Appointment Date, (iv) items set forth in Section 3.1(a)(iv) in the Company Disclosure Schedule; or (v) any disruption of employee (other than as set forth in Section 3.1(a)(v) in the Company Disclosure Schedule), customer, supplier or other similar relationships or other events or circumstances resulting primarily from or which are primarily attributable to the execution or announcement of this Agreement and the identity of the Parent.

          (b) The Company is duly qualified or licensed to do business and in good standing (to the extent the concept of good standing exists) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     Section 3.2  Subsidiaries and Affiliates.  (a)  Section 3.2(a) of the
                  ---------------------------
Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly-traded securities constituting less than five percent of the outstanding equity of the issuing entity. All of the outstanding capital stock of each Company

Subsidiary is owned directly or indirectly by the Company free and clear of all liens, charges, security interests, options, claims, mortgages, title defects or objections, liens, claims, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, pledges, or other encumbrances and restrictions of any nature whatsoever ("Encumbrances"), and is validly issued, fully paid and
                    ------------
nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company. As used in this Agreement, the term "Company Subsidiary" means each
                                              ------------------
Person which is a Subsidiary of the Company. As used in this Agreement, the term "Subsidiary" means with respect to any party, any corporation, partnership or
 ----------
other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership). As used in this Agreement, the term "Person" means a natural
                                                   ------
person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          (b) Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite corporate or other power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing (to the extent the concept of good standing exists) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect. Each jurisdiction in which a Company Subsidiary is organized or qualified or licensed to do business is listed in Section 3.2(b) of the Company Disclosure Schedule. The Company has heretofore delivered to Parent complete and correct copies of the Certificate of Incorporation and Bylaws (or other organizational or governing documents) of the Company and each Company Subsidiary, as is in effect on the date hereof.

          Section 3.3  Capitalization.  (a)  Except as set forth in Schedule
                       --------------
3.3(a) of the Company Disclosure Schedule, the authorized capital stock of the Company consists of (i) 70,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and (ii) 10,000,000 shares of preferred stock, $0.01
            ------------
par value per share (the "Preferred Stock").  As of the date hereof, (i)
                          ---------------
24,336,701 shares of Common Stock are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding, (iii) 1,037,288 shares of Common Stock are issued and held in the treasury of the Company, and (iv) a total of 2,936,279 shares of Common Stock are reserved for issuance pursuant to the Option Plans. All of the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company
                                                  -----------
or any Company Subsidiary issued and outstanding.  Except as disclosed in this
Section 3.3 or set forth in Section 3.3(a) in the Company Disclosure Schedule
(i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity. Section 3.3(a) of the Company Disclosure Schedule sets forth, with respect to each existing warrant to purchase capital stock of the Company, the number of shares issuable, and the purchase price payable therefor upon the exercise of each such warrant.

          (b) Section 3.3(b) of the Company Disclosure Schedule lists all existing warrants issued by the Company or any Company Subsidiary (each, a "Warrant") to purchase capital stock of the Company and, with respect to such
 -------
Warrants, the number of shares issuable, and the purchase price payable therefor upon exercise of such Warrant. After the Effective Time, no Warrant will remain or purport to remain outstanding and convertible into cash, property or securities of the Parent, Purchaser or the Surviving Corporation.

          (c) Except as set forth in Schedule 3.3(a) of the Company Disclosure Schedule, as of the date hereof, Company Stock Options to purchase 2,652,698 shares of Common Stock are outstanding under the Company Stock Option Plans. All of such Options have been granted to directors and employees of the Company and only in the ordinary course of business consistent with past practice.
Section 3.3.(c) of the Disclosure Schedule sets forth a listing of all outstanding Company Stock Options as of the date hereof and, with respect to such Options, (i) the holder, (ii) the date of grant, (iii) the exercise price,
(iv) the number of shares of Common Stock subject thereto. All Company Stock Options granted under the Company Stock Option Plans have been granted pursuant to award agreements in substantially the form attached as an exhibit to Section 3.3(c) of the Company Disclosure Schedule.

          (d) Except for the Stockholder Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries.

          Section 3.4  Authorization; Validity of Agreement; Company Action.
                       ----------------------------------------------------
The Company has full corporate power and authority to execute and deliver this Agreement and has the full corporate power and authority to perform the transactions provided for or contemplated by this Agreement and the Stockholder Agreement, including, but not limited to, the Offer and the Merger (collectively, the "Transactions"). The execution, delivery and performance by
                    ------------
the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and, no other corporate action on the part of the Company is necessary (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of a majority of the Shares and the filing of the Certificate of Merger as required by the DGCL) to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.5  Board Approvals.  The Company Board of Directors, at a
                       ---------------
meeting duly called and held, has unanimously (i) determined that this Agreement, the Offer and the Merger are, taken together, fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer, and approve and adopt this Agreement and the Merger, and, subject to Section 5.3 of this Agreement, none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified after the date hereof. The action taken by the Company Board of Directors constitutes approval of the Transactions (including each of the Offer and the Merger) by the Company Board of Directors under Section 203 of the DGCL, and no other state takeover statute is applicable to the Transactions (including, for the sake of clarity, the transactions contemplated by the Stockholder Agreement and the option granted pursuant thereto).

          Section 3.6  Required Vote.  The affirmative vote of the holders of
                       -------------
a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

          Section 3.7  Consents and Approvals; No Violations.  Except as set
                       -------------------------------------
forth in Section 3.7 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of
(A) any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of the Company or any Company Subsidiary or (B) any state securities or blue sky laws or the DGCL, (ii) require any filing by the Company with, or permit, authorization, consent or approval on behalf of the Company of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for (A) compliance with any applicable
    -------------------
requirements of the Exchange Act, (B) any filings as may be required under the DGCL in connection with the Merger, including without limitation the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and any filings that may be required to be made with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (C) filings, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodin Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (D) the
                                                           -------
filing with the SEC and the Nasdaq Stock Market, Inc. of (1) the Schedule 14D-9,
(2) a Proxy Statement if stockholder approval is required by law and (3) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (E) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, lien, indenture, lease, license, contract, understanding, commitment, arrangement or agreement, whether oral or written, or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound (each, a "Company Agreement") or (iv) violate
                                            -----------------
any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B), (ii), (iii) or (iv) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings, or (z) any such violations, breaches or defaults would not, individually or in the aggregate, (A) be reasonably likely to have a Company Material Adverse Effect or (B) be reasonably likely to have a material adverse effect on the Company's ability to consummate the Transactions.

          (a) The Company sells airline tickets only through its retail stores, through its website and through call centers. The Company has no retail store or call center located outside the United States, and its website is hosted in the United States. No ticket for airline travel originating outside the United States can be purchased from the Company on its website without a credit card that has a United States billing address, and no such ticket will be delivered to a mailing address outside the United States. No E-tickets are available for purchase on the website. No ticket for airline travel originating outside the United States can be purchased from a Company call center (all of which are located in the United States) without using a credit card that has a United States billing address, except when a person with a credit card with a billing address outside of the United States faxes to the call center an individual authorization to use such credit card, in which case the tickets may be sent by courier to a billing address outside the United States; annual revenues from such sales to customers with European addresses do not exceed $1 million. There are no European nation-specific front pages or access pages on the Company's website.

          Section 3.8  Company SEC Documents and Financial Statements.  The
                       ----------------------------------------------
Company has filed with the SEC all forms, reports, schedules, statements and other documents required by it to be filed since June 30, 1999 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act")
                                                             --------------
(as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if
                   ---------------------
amended, as of the date of the last such amendment, the Company SEC Documents
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "Financial Statements") (i) have
                                                 --------------------
been prepared from, are in accordance with, and accurately reflect in all material respects the books and records of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto in effect during the periods involved, (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

          Section 3.9  Absence of Certain Changes.  Except as contemplated by
                       --------------------------
this Agreement or as agreed by any of the Designated Parent Individuals in writing after the date hereof, and except as set forth in Section 3.9 of the Company Disclosure Schedule, since December 31, 2000 (the "Balance Sheet Date"),
                                                           ------------------
and
except (in respect of the period after the date hereof) as permitted after the date hereof by Section 5.2 hereof, each of the Company and each Company Subsidiary has conducted its respective business only in the ordinary course of business consistent with past practice.

          (i) Except as contemplated by this Agreement or as agreed by any of the Designated Parent Individuals in writing after the date hereof, (ii) except as set forth in Section 3.9 of the Company Disclosure Schedule and, (iii) in respect only of clauses (b) and (d) below (and to the extent that clause (g) relates to such clauses, clause (g)), except (in respect of the period after the date hereof) as permitted after the date hereof by Section 5.2 hereof, from the Balance Sheet Date, neither the Company nor any Company Subsidiary has:

          (a) suffered any Company Material Adverse Change;

          (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in (and in amounts that are in) the ordinary course of business consistent with past practice;

          (c) taken any action that, if taken after the date of this Agreement without the prior written consent of Parent, would be a violation of Section 5.2 hereof.

          (d) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of items which are not material to the Company and the Company Subsidiaries on a consolidated basis or in the ordinary course of business consistent with past practice, of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

          (e) except for matters that have previously been authorized or approved by the Company Board of Directors, either expressly or as a part of the overall operating plan and capital and operating budgets for the Company, in each case as set forth in Section 5.2 of the Company Disclosure Schedule, made any individual capital expenditure or commitment (including for intangible capital assets) in excess of $100,000 or any such capital expenditures or commitments in excess of $500,000 in the aggregate; or

          (f) agreed, whether in writing or otherwise, to take any action described in this section.

          Section 3.10  No Undisclosed Liabilities.  Except (a) as set forth
                        --------------------------
in Section 3.10 of the Company Disclosure Schedule, (b) as disclosed in the Financial Statements and (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or any Company Subsidiary or in the notes thereto. Section 3.10(c) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any amount of indebtedness for borrowed money of the Company and the Company Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the Transactions.

          Section 3.11  Litigation.  Except as set forth in Section 3.11 of
                        ----------
the Company Disclosure Schedule, as of the date hereof there is no suit, claim, action, proceeding, including, without limitation, arbitration proceeding or alternative dispute resolution proceeding, or investigation (i) pending or, (ii) to the knowledge of the Company, (x) threatened against, (y) affecting and which, if successful, would be reasonably likely to have an adverse effect on the Company's business or results or operations, or (z) naming as a party thereto the Company or any Company Subsidiary before any Governmental Entity; and except in the case of Clause (ii)(y) above, the Company does not know or have any reason to know of any valid basis for any such material suit, claim, action or proceeding.

          Section 3.12  Employee Benefit Plans; ERISA.  (a)  Except as
                        -----------------------------
disclosed in Section 3.12(a) of the Company Disclosure Schedule, there exist, as of the date hereof, no employment or consulting agreement, collective bargaining agreement or any bonus, pension, profit sharing, deferred or extra compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right or other stock-based incentive, retirement, vacation, severance, change in control or termination pay (or other termination), disability, death benefit, hospitalization, medical, life insurance or other insurance or any other plan, program, agreement, arrangement or understanding (whether or not legally binding) that is sponsored, maintained, contributed to or required to be contributed to, or has been entered into by the Company or any Company Subsidiary or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each
                                                ----
such other person or entity, an "ERISA Affiliate") for the benefit of any
                                 ---------------
current or former employees, officers, consultants or directors of the Company or any Company Subsidiary (collectively, the "Benefit Plans"). Since the
                                              -------------
versions of documents delivered or made available as provided above, there have been no adoptions or amendments of any plans, and no adoptions or amendments of plans are contemplated except to conform the plans to changes in applicable laws.

          (b) The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), plus schedules related thereto,
(iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required (together with all Summaries of Material Modification issued with respect thereto), (iv) each trust agreement and group annuity contract relating to any Benefit Plan (if any such report was required) and (v) all material contracts and employee communications relating to each Benefit Plan.

          (c) Each Benefit Plan has been established and administered all material respects in accordance with its terms and applicable laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), the Code and other applicable laws.
          -----

          (d) All Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA)(the "Pension Plans"), intended to qualify
                                       -------------
under Sections 401(a) and 501(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are so qualified and are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, a true, complete and correct copy of each such determination letter has been provided to Parent, and no such determination letter has been revoked nor has any event occurred since the date of the most recent determination letter or application therefor for each Pension Plan that would reasonably be expected to adversely affect its qualification or materially increase its costs.

          (e)   Neither the Company, nor any Company Subsidiary, nor any

ERISA Affiliate has at any time maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA, including without limitation any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule and as contemplated by Section 2.4 of this Agreement, no current or former employee, officer, consultant or director of the Company or any Company Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting or any other enhancement of any compensation or benefits under any Benefit Plan as a result of the Transactions.

          (g) Except as disclosed in Section 3.12(g) of the Company Disclosure Schedule, the deduction of any amount payable or benefit provided pursuant to the terms of the Benefit Plans, or any other arrangement, obligation or agreement, whether written or oral, or otherwise will not be subject to disallowance under Section 280G or 162(m) of the Code. Except as disclosed in
Section 3.12(g) of the Company Disclosure Schedule, no person is entitled to receive any "gross-up" payment from the Company or any Company Subsidiary, the Surviving Corporation or any other person in the event that the excise tax of
Section 4999(a) of the Code is imposed on such person.

          (h) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, officers, consultants or directors of the Company, any Company Subsidiary or any Commonly Controlled Entity after retirement or other termination of service, other than (i) coverage mandated by applicable law or
(ii) death benefits or retirement benefits under any Pension Plan.

          (i) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary under any Benefit Plan or otherwise involving any Benefit Plan (other than routine and immaterial claims for benefits).

          (j) Neither the Company nor any Company Subsidiary, any Commonly Controlled Entity, any of the Benefit Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which any such Person or entity or any party dealing with the Benefit Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) or ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

          (k) Except as disclosed in Section 3.12(a) of the Company Disclosure Schedule, no increase in the compensation or benefits of officers or employees (including pursuant to any Benefit Plan) made since December 31, 2000 is customary on a periodic basis or required by any agreement or understanding.

          Section 3.13  Taxes.  (a)  Except as set forth in Section 3.13 of
                        -----
the Company Disclosure Schedule:

          (i) the Company and each Company Subsidiary (x) have timely filed (or there have been timely filed on their behalf) with the appropriate Tax Authorities all Tax Returns (as hereinafter defined) required to be filed by them, and such Tax Returns are true, correct and complete in all material respects, and (y) have timely paid (or there have been paid on their behalf) or accrued on the Financial Statements in accordance with GAAP all Taxes (as defined below) that are due and payable except for those Taxes that are being contested in good faith and for which adequate reserves have been established in the Financial Statements in accordance with GAAP;

          (ii) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due or for Taxes that are being contested in good faith and for which adequate reserves have been established in the Financial Statements in accordance with GAAP;

          (iii) no Federal, state, local or foreign action, suit, claim, audit, assessment, or judicial or administrative proceeding (each a "Tax Claim")
                                                                   ---------
     is pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary and, to the knowledge of the Company, no Tax Claim has been threatened;

          (iv) the Company and each Company Subsidiary have complied with all applicable rules and regulations relating to the withholding of Taxes and have withheld and paid over to the relevant Taxing Authority (as defined below) or accrued on the Financial Statements in accordance with GAAP all Taxes required to have been withheld and paid, including, without limitation, withholding in connection with payments to employees, independent contractors, creditors, stockholders or other third parties;

          (v) the Financial Statements contain adequate reserves in accordance with GAAP for all Taxes payable by the Company and each Company

     Subsidiary for all taxable periods and portions thereof accrued through the date of such Financial Statements;

          (vi) the Federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the applicable Tax Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1998, and as of the date hereof, no material adjustments have been asserted as a result of such examinations which have not been (x) resolved and fully paid, or (y) reserved on the Financial Statements in accordance with GAAP;

          (vii) neither the Company nor any Company Subsidiary is or was a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

          (viii) neither the Company nor any Company Subsidiary has been a member of any "affiliated group" (as defined in section 1504(a) of the
     Code) (or any combined or unitary group under foreign, state, or local law) (each, an "Affiliated Group") other than the Affiliated Group of which
                ----------------
     Company is the "parent" and is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state, or local law) for any period other than in connection with the Affiliated Group of which the company is the "parent"; and

          (ix) neither the Company nor any Company Subsidiary has consented to the extension or waiver of any limitation period applicable to Taxes, Tax Returns or Tax Claims.

          (b) "Tax" or "Taxes" means any (x) Federal, state, local, and foreign
               ---      -----
income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, or transfer tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind, including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority or (y) liability for the payment of any amounts described in clause (x) above as a result of transferor or successor liability. "Tax Authority" means the Internal
                                               -------------
Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all
                                                   -----------
Federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

          Section 3.14  Contracts.  Except as set forth in Section 3.14 of the
                        ---------
Company Disclosure Schedule, each Company Agreement is valid, binding and enforceable and is in full force and effect, except where any failures, individually or in the aggregate, to be valid, binding and enforceable and in full force and effect would not be reasonably likely to have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Section 3.14 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of (each, a "Material Company Agreement"):
 --------------------------

          (a) any agreement required to be filed as an Exhibit to an Annual Report on Form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act), entered into by the Company or any Company Subsidiary since December 31, 2000 and all amendments to any such Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) all non-competition or similar agreements imposing restrictions on the ability of the Company or any Company Subsidiary to conduct any business (or the manner in which any of them may conduct business) in any jurisdiction or territory;

          (c) any Company Agreement in effect as of the date hereof (i) for the supply of published fare airline tickets, including any agreements relating to commissions (normal, override or other) payable in respect of the sale of such airline tickets, (ii) for the supply of net fare or opaque fare airline tickets (as to which there are no agreements to pay to the Company any commissions) which contain any restrictions on the manner in which the Company sells such tickets (other than restrictions which (x)(A) require the sale of such tickets together with other products, (B) require such tickets to be sold opaquely or (C) do not permit the sale of such tickets on the internet, and (y) have not been agreed to for a period of more than two months) and (iii) relating to global distribution services;

          (d) any Company Agreement that requires the Company to conduct business exclusively with one or more Persons in any particular geographic area or with respect to any particular product or service and that cannot be canceled by the Company within 60 days following notice thereof without the payment of any penalty;

          (e) indentures, credit agreements, security agreements, mortgages, guarantees and promissory notes, and other Company Agreements relating to the borrowing of money or the lending of money by the Company or any Company Subsidiary involving amounts in excess of $100,000 individually or, other than in respect of the mortgage set forth in Section 3.14 of the Company Disclosure Schedule, $250,000 in the aggregate;

          (f)   partnership, joint venture and similar agreements;

          (g) bonds or agreements of guarantee or indemnification in which the Company or any Company Subsidiary acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in excess of $50,000 individually or $250,000 in the aggregate and that cannot be terminated by the Company any Company Subsidiary within 60 days following notice thereof without the payment of a material penalty, other than any of the foregoing relating to obligations of the Company or any Company Subsidiary;

          (h) any personal property lease with an annual payment thereunder of more than $50,000; and

          (i) any Company Agreement (other than those listed in paragraphs (a) through (h) immediately above) which provides for payments to or from the Company in an amount of $100,000 annually or $300,000 in the aggregate over the maximum life of such Company Agreement.

          Section 3.15  Real and Personal Property.  (a) Section 3.15(a) of
                        --------------------------
the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company and the Company Subsidiaries (the "Owned Real Property").
                                                        -------------------
Each of the Company and the Company Subsidiaries has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible) and which are material to the conduct of their business, including, without limitation, all the properties and assets reflected in the Balance Sheet, except for (i) personal property having an aggregate book value not in excess of $300,000 sold since the Balance Sheet Date and (ii) except for product sold to customers in the ordinary course of business. All the properties and assets purchased by the Company and the Company Subsidiaries since the Balance Sheet Date through the date hereof, other than
(i) products sold to customers in the ordinary course of business, (ii) short term investments and (iii) products described in (and in the amounts set forth in the overall operating plan and capital and operating budgets for the Company, in each case as set forth in Section 5.2(h) of the Company Disclosure Schedule, are listed in the Company Disclosure Schedule. All such properties and assets are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) liens incurred in connection with the purchase of personal tangible property securing specified liabilities or obligations (with respect to which no default exists) that are not in excess of the purchase price paid for such property; (ii) imperfections of title, if any, (A) none of which, individually or in the aggregate(x) are substantial in amount, (y) materially detract from the value or impair the use of the property subject thereto, or (z) impair the operations of the Company or any Company Subsidiary and (B) which have arisen only in the ordinary course of business and consistent with past practice since the Balance Sheet Date; and
(iii) statutory liens for current taxes not yet due or (regardless of whether liquidated) mechanics liens (the liens referred to in clauses (i) through (iii), collectively, "Permitted Liens").

          (b) Section 3.15(b) sets forth a complete list of all real property leased as of the date hereof by the Company and the Company Subsidiaries (the "Leased Real Property", and, together with the Owned Real Property, the "Real
 --------------------                                                    ----
Property").  Except as disclosed in Section 3.15(b) of the Company Disclosure
--------
Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company or any Company Subsidiary thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder.

          Section 3.16  Potential Conflict of Interest.  Except as set forth
                        ------------------------------
in Section 3.16(a) of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 1999 through the date hereof, there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in Section 3.16(b) of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, as of the date hereof, no current executive officer or director of the Company or any Company Subsidiary (and, to the knowledge of the Company, no former executive officer or director of the Company or any Company Subsidiary listed in Section 3.16(b), (i) owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly-held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company; and no officer or director of the Company or any of Company Subsidiary, (ii) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any Company Subsidiary is using or the use of which is necessary for the business of the Company or any Company Subsidiary, (iii) has notified the Company of, or threatened, any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for immaterial claims for accrued vacation pay, accrued benefits under any Benefit Plans and similar matters and agreements existing on the date hereof, (iv) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any Company Subsidiary, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies), (v) owes any money to the Company or any Company Subsidiary (except for reimbursement of advances in the ordinary course of business consistent with past practice) or (vi) is party to any Company Agreement other than (A) Company Agreements with former directors or officers that are no longer in effect, (B) Company Agreement in effect as of the date hereof pursuant to any Benefit Plan in Section 3.12 of this Agreement or in
Section 3.12 in the Company Disclosure Schedule, and (C) Company Agreements entered into in the ordinary course of business consistent with past practice; nor are there any Company Agreements between the Company or any Company Subsidiaries, on the one hand, and any holder of more than 5% of the Company's equity securities, on the other hand, or any affiliate thereof.

          Section 3.17  Intellectual Property. (a)  As used herein, the term
                        ---------------------
"Intellectual Property" means the following items that are held for use or used
 ---------------------
in the business of the Company and each of the Company Subsidiaries as currently conducted or as presently contemplated to be conducted and any licenses to use any of the following: all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with all goodwill, registrations and applications relating to the foregoing and unregistered trademarks (collectively, "Trademarks"); patents,
                                                      ----------
patent applications and any continuations, divisionals, continuations-in-part, renewals, reissues for any of the foregoing (collectively, "Patents");
                                                            -------
copyrights (including registrations and
applications for any of the foregoing and common law copyrights)("Copyrights");
                                                                  ----------
computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site (collectively, "Software"); and confidential information, technology, know-how,
                --------
inventions, processes, formulae, algorithms, models and methodologies (collectively "Trade Secrets").
               -------------

          (b) Section 3.17(b) of the Company Disclosure Schedule sets forth, for all Intellectual Property owned or licensed by the Company and any of the Company Subsidiaries, a complete and accurate list, of all U.S. and foreign: (A) Patents; (B) Trademarks (including domain name registrations); (C) registered Copyrights and all unregistered Copyrights material to the conduct of the business; (D) Software that is owned by the Company or any of the Company Subsidiaries ("Proprietary Software"); and (E) Software (other than licenses for
               --------------------
readily available commercial software programs having an acquisition price of less than $5,000) that is licensed or leased by the Company or any of the Company Subsidiaries. In respect of the Software, Section 3.17(b) of the Company Disclosure Schedule shall describe which Software is owned, licensed, or leased, as the case may be.

          (c) Section 3.17(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements granting, obtaining, or restricting any right to use or to practice any rights under any Intellectual Property, to which the Company or any of the Company Subsidiaries is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, agreements for Software that is material to the conduct of the business of the Company and/or the Company Subsidiaries and which is licensed, leased or otherwise used by the Company or any of the Company Subsidiaries (other than licenses for readily available commercial software programs having an acquisition price of less than $5,000), agreements for Proprietary Software (and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be), other license agreements, development agreements, settlement agreements, consent-to-use agreements and covenants not to sue (collectively, "License Agreements"). No royalties, honoraria or other fees are payable by the
 ------------------
Company or any of the Company Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

          (d)  Except as set forth in Section 3.17(d) of the Company Disclosure
Schedule:

               (i) the Company or the Company Subsidiaries own or have the right to use all Intellectual Property free and clear of all Encumbrances, except as set forth in Section 3.17(d)(i) of the Company Disclosure Schedule and except for (x) imperfections of title, if any, (A) none of which, individually or in the aggregate, (m) are substantial in amount, (n) materially detract from the value or impair the use of the property subject thereto, or (o) impair the operations of the Company or any Company Subsidiary and (B) which have arisen only in the ordinary course of business and consistent with past practice and (y) statutory liens for current taxes not yet due;

               (ii) the Company or any of the Company Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner or assignee of record for each application and registration listed in Section 3.17(b) of the Disclosure Schedule, other than the Software listed therein that is licensed or leased by the Company or any of the Company Subsidiaries;

               (iii) any Intellectual Property owned or, to the Company's knowledge, any third party Intellectual Property used or licensed by the Company or the Company Subsidiaries has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned, except as set forth in Section 3.17(d)(iii) of the Company Disclosure Schedule;

               (iv) there is no pending or threatened, claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving (A) the Intellectual Property owned by the Company or any of the Company Subsidiaries, or (B) to the Company's knowledge, the Intellectual Property licensed to the Company or any of the Company Subsidiaries, alleging that the activities or the conduct of the Company's or any of the Company Subsidiaries' businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Company or any the Company Subsidiaries' ownership, use, validity, enforceability or registrability of any Intellectual Property, except as set forth in Section 3.17(d)(iv) of the Company Disclosure Schedule;

               (v) neither the Company nor any Company Subsidiaries have licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

               (vi) (A) no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any of the Company Subsidiaries, (B) to the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property used by the Company or any of the Company Subsidiaries, and (C) no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any of the Company Subsidiaries, except as set forth in Section 3.17(d)(vi) of the Company Disclosure Schedule;

               (vii) the License Agreements are valid and binding obligations of the Company or Company Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or Company Subsidiaries or, to the Company's knowledge, the other party thereto, under any such License Agreement;

               (viii) the Company and each of the Company Subsidiaries takes reasonable measures to protect the confidentiality of Trade Secrets, and no Trade Secret of the Company or any of the Company Subsidiaries has been disclosed or authorized to be disclosed by the Company or any of the Company Subsidiaries to any third party other than the Company's legal, accounting or financial advisors, and other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of the Company and the applicable Company Subsidiaries in and to such Trade Secrets;

               (ix) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's and the Company Subsidiaries' rights to own, use, or to bring any action for the infringement of, any of the Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property, except as set forth in Section 3.17(d)(ix) of the Company Disclosure Schedule; and

               (x) all Proprietary Software set forth in Section 3.17(b) of the Company Disclosure Schedule, was either developed (A) by employees of the Company or any of the Company Subsidiaries within the scope of their employment, (B) by independent contractors who have assigned all of their rights to the Company or any of the Company Subsidiaries pursuant to a written agreement or (C) by independent contractors who performed services relating to the creation of copyrights on a work-for-hire basis pursuant to a written agreement. Except as set forth in Section 3.17(d)(x) of the Company Disclosure Schedule, no third party has had access to any of the source code for any of the Proprietary Software, and no act has been done or omitted to be done by the Company or any of the Company Subsidiaries to impair or dedicate to the public or entitle any governmental entity to hold abandoned any of such Proprietary Software.

          Section 3.18  Labor Matters.  (a) The Company and each Company
                        -------------
Subsidiary has good labor relations and there are no controversies pending, or to the knowledge of the Company, threatened between the Company or any Company Subsidiary, on the one hand, and any of their respective employees, on the other hand, which would have be reasonably likely to have , individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 1999, there has been no labor union organizing any employees of the Company or any Company Subsidiary into one or more collective bargaining units.

          (b) The Company and all Company Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practice.

          (c) (i) To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any of their respective employees, agents or representatives has since December 31, 1999 committed an unfair labor practice as defined in the National Labor Relations Act and (ii) there is no unfair labor practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board.

          (d) Since January 1, 1999, there has been no and there is no actual or threatened labor dispute, strike, slowdown or work stoppage or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary.

          (e) Neither Company nor any of its Subsidiaries has received as of the date hereof notice of any actual or threatened investigation, charge or complaint against Company or any of its Subsidiaries with respect to employees pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

          (f) Company and each of its Subsidiaries is and has since January 1, 1999 been in compliance with all notice and other requirements under the Workers' Adjustment and Retraining Notification Act.

          Section 3.19  Compliance with Laws.  Except as set forth in Section
                        --------------------
3.19 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all federal, state, local, foreign governments and agencies thereof, including, without limitation, the U.S. Department of Transportation, which affect the business, properties or assets of the Company and the Company Subsidiaries, except for instances of possible noncompliance that individually or in the aggregate would not be reasonably likely to have a Company Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing, except for instances of possible noncompliance that individually or in the aggregate would not have Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not be reasonably likely to have a Company Material Adverse Effect.

          Section 3.20  Environmental Matters.  Except as set forth in Section
                        ---------------------
3.20 of the Company Disclosure Schedule, (a) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable federal, state, interstate, local and foreign laws and regulations relating to pollution or protection or preservation of human health or safety or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, radioactive materials, toxic or hazardous substances or hazardous waste, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise
                      ----------------------------------
relating to the manufacture, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to,
                        ------------------
possession of all, and compliance with any, permits or other governmental authorizations required under applicable Environmental Laws or the terms and conditions thereof, except where noncompliance with Environmental Laws or failure to possess or comply with permits or other governmental authorizations is not reasonably likely to have a Company Material Adverse Effect; (b) neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or any other person, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which any of them is responsible, and there is no pending or, to the Company's knowledge or to the knowledge of any Company Subsidiary, no threatened claim, action, investigation or notice against or involving the Company or any Company Subsidiary or for which any of them is responsible by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties relating to
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (ii) any violation, or alleged violation, or circumstances forming the basis of any such violation of any Environmental Law (collectively, "Environmental Claims"), against the Company or
                                  --------------------
any Company Subsidiary except where such notices, communications or Environmental Claims would not have a Company Material Adverse Effect; (c) to the Company's knowledge, there are no past or present facts or circumstances that are reasonably likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or such Company Subsidiary have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a Company Material Adverse Effect; (d) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated or leased by the Company or any Company Subsidiary are identified in Section 3.20 of the Company Disclosure Schedule; and (e) all properties formerly owned or operated by the Company or any Company Subsidiary, affiliate or predecessor thereof are identified in
Section 3.20 of the Company Disclosure Schedule.

          Section 3.21  Information in the Proxy Statement.  The Proxy
                        ----------------------------------
Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.22  Information in the Offer Documents and the Schedule
                          ---------------------------------------------------
14D-9.  The information supplied by the Company expressly for inclusion in the
-----
Offer Documents and the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Purchaser for inclusion therein.

          Section 3.23  Opinion of Financial Advisor.  The Company Board of
                        ----------------------------
Directors has received the opinion of CIBC World Markets Corp. ("CIBC World
                                                                 ----------
Markets") dated the date of this Agreement, to the effect that, as of such date,
-------
the consideration to be received in the Offer and the Merger by the Company's holders of Shares (other than Parent and its affiliates) is fair, from a financial point of view, to such holders. A copy of such opinion will be delivered by the Company to Parent and the Purchaser, solely for informational purposes, promptly after receipt thereof by the Company. The Company has been authorized by CIBC World Markets to permit the inclusion of a reproduced copy of such opinion in its entirety in the Schedule 14D-9 and the Proxy Statement.

          Section 3.24  Insurance.  Each of the Company and each Company
                        ---------
Subsidiary has policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Company Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has as of the date hereof no knowledge of any threatened termination of, or material premium increase with respect to, any such policies. Section 3.24 of the Company Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workers' compensation, and other forms of insurance owned or held by the Company and each Company Subsidiary.

          Section 3.25  Brokers.  No broker, investment banker, financial
                        -------
advisor or other person, other than CIBC World Markets, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company or the Purchaser. True and correct copies of all agreements between the Company and CIBC World Markets relating to the Transactions, including, without limitation, any fee arrangements, are attached to Section 3.25 of the Disclosure Schedule.

          Section 3.26  Personnel.  Section 3.26 of the Company Disclosure
                        ---------
Schedule sets forth a true and complete list as of the date hereof of (a) the names and current salaries of all directors and elected and appointed officers of each of the Company and the Company Subsidiaries, and (b) to the knowledge of the Company, the number of shares of the Company Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons.

          Section 3.27  No Termination of Business Relationship.  Except as
                        ---------------------------------------
set forth in Section 3.27 of the Company Disclosure Schedule, since March 31, 2001 through the date hereof, (a) none of the Persons with which the Company or any Company Subsidiary has a material business relationship has given notice in writing or, to the knowledge of the Company, other indication of any intention to cancel or otherwise terminate, prior to the end of the applicable contract term, a material business relationship with the Company or any Company Subsidiary and, (b) to the knowledge of the Company as of the date hereof, no event has occurred or failed to occur which (i) would, to the knowledge of the Company as of the date hereof, would reasonably be likely to precipitate the cancellation or termination of such a business relationship or (ii) would reasonably be likely to entitle any such entity or customer to terminate such a business relationship other than in accordance with the terms of a contract as in effect on the date hereof.

          Section 3.28  Full Disclosure.  The Company has not failed to
                        ---------------
disclose to Parent or Purchaser any facts material to the Company's business, results of operations, assets, liabilities or condition (financial or otherwise) as of the date hereof. No representation or warranty by the Company in this Agreement contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

          Parent and the Purchaser represent and warrant to the Company as follows:

          Section 4.1  Organization.  Each of Parent and the Purchaser is a
                       ------------
corporation duly organized and validly existing under the laws of the jurisdiction of its respective incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, be reasonably likely to impair in any material respect the ability of each of Parent and the Purchaser, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the Transactions.

          Section 4.2  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and the Purchaser, and by Parent as the sole stockholder of the Purchaser, and no other corporate authority or approval on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3  Consents and Approvals; No Violations.  None of the
                       -------------------------------------
execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions, or compliance by Parent or the Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or the Certificate of Incorporation or Bylaws of the Purchaser, (b) require any filing by Parent or the Purchaser with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filing pursuant to the DGCL, (iii) filings, permits, authorizations, consents and approvals as may be required under, and the HSR Act and comparable merger and notifications, laws or regulations of foreign jurisdictions, (iv) the filing or deemed filing with the SEC and the Nasdaq Stock Market, Inc. of (A) the Schedule TO, (B) the Proxy Statement, if stockholder approval is required by law and (C) such reports under
Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except in the case of clause (b) or (c) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any the Transactions.

          Section 4.4  Information in the Proxy Statement.  None of the
                       ----------------------------------
information supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5  Information in the Offer Documents.  The Offer Documents
                       ----------------------------------
will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

          Section 4.6  Brokers.  No broker, investment banker, financial
                       -------
advisor or other Person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

          Section 4.7  Financing.  Purchaser has, or will have available to it
                       ---------
upon the consummation of the Offer, sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time, subject to the terms and conditions of the Offer and this Agreement.

          Section 4.8  Interim Operations of the Purchaser.  Purchaser has been
                       -----------------------------------
formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1  Acquisition Proposals.  The Company shall promptly
                       ---------------------
notify Parent and the Purchaser if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or, to the Company's knowledge, its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as hereinafter defined) or, to the Company's knowledge, the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal
                                                  --------------------
Interest") indicating, in connection with such notice, the name of the Person
--------
indicating such Acquisition Proposal Interest and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent and the Purchaser informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company,
 --------------------
any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

          Section 5.2  Interim Operations of the Company.  The Company covenants
                       ---------------------------------
and agrees that, except (i) as expressly contemplated by this Agreement, (ii) in the ordinary course of business consistent with past practice or (iii) as set forth in Section 5.2 of the Company Disclosure Schedule (indicating the appropriate subsection for each such disclosure) or (iv) consented to in writing by Designated Parent Individuals on behalf of Parent, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with
Article VIII and (y) the time the designees of Parent have been elected to, and shall constitute a majority of, the Company Board of Directors pursuant to
Section 1.3 (the "Appointment Date"), which consent shall not be unreasonably
                  ----------------
withheld:

          (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable efforts to preserve its present business organization intact and maintain satisfactory relations with customers, suppliers, employees, contractors, distributors and others having business dealings with it;

          (b) the Company (and for all purposes of this Section 5.2, the term Company shall be deemed to include the Company and each Company Subsidiary) shall not, directly or indirectly, (i) except upon exercise of the Company Stock Options or other rights to purchase Shares pursuant to the Company Stock Option Plans outstanding on the date hereof or granted in compliance with this Section 5.2, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or, except to the Company, any capital stock of any Company Subsidiary beneficially owned by it, (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of the Company;

          (c) neither the Company nor any Company Subsidiary shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (except for dividends or distributions from any Company Subsidiary to the Company); (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any Company Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Company Stock Options outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of assets (real, personal or mixed, tangible or intangible) (other than (x) personal property having an aggregate book value not in excess of $300,000 and sold in the ordinary course of business consistent with past practice, (y) product sold to customers in the ordinary course of business and (z) short-term investments which (A) are re-invested in accordance with Section 5.2(c)(iii)(z) of the Company Disclosure Schedule or (B) the proceeds of which are used for working capital purposes or capital expenditures permitted in accordance with Section 5.2(h)(iv)(x)), or dispose of or permit to lapse any rights to the use of any Intellectual Property material to the Company and the Company Subsidiaries on a consolidated basis, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent, any Trade Secret or other Intellectual Property material to the Company and the Company Subsidiaries on a consolidated basis and not theretofore a matter of public knowledge; (iv) incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice; or (v) redeem (other than shares underlying Company Stock Options in connection with a cashless exercise of any Company Stock Option permitted by this Agreement), purchase or otherwise acquire any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares except in connection with the exercise of repurchase rights or rights of first refusal in favor of the Company with respect to shares of Common Stock issued upon exercise of Company Stock Options granted under the Company Stock Option Plans;

          (d) except as required pursuant to Benefit Plans in effect as of the date hereof and set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall (i) make any change in the compensation or benefits payable or to become payable (including any increase pursuant to any Benefit Plan) to any of its officers, directors, employees, agents or consultants (other than increases in wages to employees who are not directors, officers or affiliates, in the ordinary course of business consistent with past practice) or to persons providing management services, (ii) subject to clause
(iv) below, enter into any Benefit Plan or make any loans to, or (other than compensation and benefits permitted pursuant to Section 5.2(e)(i)) transfer any properties (real, personal or mixed, tangible or intangible), any of its officers, directors, employees, affiliates, agents or consultants or (iii) make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise or (iv) hire or engage any (x) employees or consultants other than employees with a title of director or below or non-exempt employees hired in each case on an at-will basis or (y) consultants engaged pursuant to contracts terminable within thirty days without the payment of penalties;

          (e) except as required pursuant to Benefit Plans in effect as of the date hereof and which are set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Benefit Plan to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or affiliate of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice;
(ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Benefit Plan with or for the benefit of any Company director, officer, employee, agent or consultant, whether past or present; or
(iii) amend in any material respect any such existing Benefit Plan (other than amendments to consulting agreements terminable within thirty days without the payment of penalties) in a manner inconsistent with subsection (d) above or this subsection (e);

          (f) the Company will not enter into (i) any Company Agreement that would be a Material Company Agreement described in one or more of subsections
(a), (b), (d), (f), (g) of Section 3.14 hereof (other than, in the case of subsection (g), agreements regarding obligations aggregating not more than $100,000), were it in effect as of the date hereof, (ii) any Company Agreement with a term of greater than one month with any of the 25 biggest airlines (in terms of the Company's published fare gross bookings for the first 6 months of
2001) that would be a Material Company Agreement described in subsection (c)(i) of Section 3.14 hereof, were it in effect as of the date hereof, (iii) any Company Agreement that would be a Material Company Agreement described in subsection (c)(ii) of Section 3.14 hereof, were it in effect as of the date hereof, (iv) any Company Agreement that would be a Material Company Agreement described in subsection (c)(iii) of
Section 3.14 hereof, were it in effect as of the date hereof, or (v) any Company Agreement that would be a Material Company Agreement described in subsection (h) of Section 3.14 hereof (other than agreements regarding obligations aggregating not more than $200,000), were it in effect as of the date hereof, (vi) any material License Agreement or (vi) any real estate lease (the foregoing collectively referred to herein as "New Material Company Agreements"); and the Company will not, (A) in any material respect, modify, amend or terminate any Material Company Agreement or New Material Agreement or (B) in any respect modify, amend or terminate any New Material Agreement described in clause (ii) immediately above and any Material Company Agreement that would be such a New Material Agreement were it entered into after the date hereof which would either extend the term thereof or reduce the benefit to the Company of the commissions available thereunder; and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights on claims under any Material Company Agreement or New Material Agreement;

          (g) except pursuant to agreements in effect as of the date hereof and set forth in Section 5.2(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary will permit any insurance policy insuring material assets or material risks naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

          (h) neither the Company nor any Company Subsidiary will (i) incur or assume any short-term indebtedness or long-term indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate) except (x) to the extent set forth (and then only in time frame set forth) in the overall operating plan and capital and operating budgets for the Company authorized and approved by the Company Board of Directors, in each case as set forth in Section 5.2(h) of the Company Disclosure Schedule or
(y) investments in short-term investments which are re-invested in accordance with Section 5.2(c)(iii)(z) of the Company Disclosure Schedule; or (v) dispose of or permit any Encumbrance upon (x) the current assets of the Company, including, without limitation, cash and cash equivalents as reflected on the most recent balance sheet of the Company or, (y) except for Permitted Liens, any other assets of the Company;

          (i) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) make or change any election, change an annual accounting period, adopt or change any Tax accounting method, file any amended Tax Returns, enter into any closing agreement, settle or consent to any Tax Claim, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax Claim;

          (j) except pursuant to agreements in effect as of the date hereof and set forth in Section 5.2(j) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice (including payments under Company Agreements in accordance with the terms of such agreements as in effect on the date hereof), or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

          (k) cancel any debts owing to the Company or any Company Subsidiary that are material to the Company and the Company Subsidiaries on a consolidated basis or waive any claims or rights of material value to the Company and the Company Subsidiaries on a consolidated basis;

          (l) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

          (m) write down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice or that are not material to the Company and the Company Subsidiaries on a consolidated basis;

          (n) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make many representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

          (o) neither the Company nor any Company Subsidiary will enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

A Designated Parent Individual shall respond to any request from the Company for any consents sought pursuant to this Section 5.2 as promptly as practicable, with due regard and consideration to the relevant business needs of the Company in seeking and obtaining such consent.

          Section 5.3  No Solicitation.  (a)  The Company has ceased and caused
                       ---------------
to be terminated all existing discussions, negotiations and communications with
any Persons with respect to any Acquisition Proposal.   Except as provided in
Section 5.3(b), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its Representatives to, and shall use its best efforts to cause its Other Employees not to, directly or indirectly (i) initiate, solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data concerning the Company's business, properties or assets to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company's Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. Notwithstanding the foregoing, nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, including taking and disclosing to the Company's stockholders its position with respect to tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act,

(ii) making such disclosure to the Company's stockholders as in the good-faith judgment of the Company Board of Directors, only after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law or (iii) referring a third party to this Section 5.3(a) or making a copy of this Section 5.3(a) available to any third party.

          (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information and data concerning its business, properties and assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated May 24, 2001 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and
                      -------------------------
participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal is for (i) a merger or other business combination involving the Company, (ii) a proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of the Company representing 25% or more of the Shares or of the total voting securities of the Company outstanding or (iii) an offer to acquire in any manner, directly or indirectly, a substantial portion of the assets of the Company, other than the transactions contemplated by this Agreement (a "Takeover Proposal"); (y) such entity or group has on an
              -----------------
unsolicited basis, and in the absence of any violation of this Section 5.3 by the Company, submitted a bona fide written proposal to the Company relating to any such Takeover Proposal which the Board of Directors determines in good faith, after consultation with outside legal counsel and a nationally recognized investment banking firm, involves consideration to the holders of the Shares that is superior to the consideration offered pursuant to the Offer, considering, among other things, the nature of the currency being offered, or otherwise is reasonably likely to represent a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing other than that which is committed (or which in the good faith judgment of the Board of Directors, after consultation with a nationally recognized investment banking firm, is reasonably capable of being obtained by such Person), and (z) in the good faith opinion of the Company Board of Directors, only after consultation with outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and the failure to provide such information or access or to engage in such discussions or negotiations would be reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "Superior Proposal"). The Company shall within twenty-four (24)
             -----------------
hours
following receipt (to the Company's knowledge) of a Takeover Proposal notify Parent of receipt of the same, and provide Parent with a copy of such Takeover Proposal or otherwise set forth in such notice the material terms and conditions of such Takeover Proposal and identity of the Person making such Takeover Proposal. The Company shall promptly, and in any event within twenty-four (24) hours following a determination by the Company Board of Directors that a Takeover Proposal is a Superior Proposal and prior to providing any such party with any material non-public information, notify Parent of such determination. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

          (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Transactions, to Parent or to the Purchaser, the approval or recommendation by the Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement (other than a confidentiality agreement in accordance with this Section 5.3) with respect to any Acquisition Proposal.
Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may (subject to the terms of this and the following sentence) (A) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, if after consultation with its independent legal counsel, it determines in good faith that failure to take such action would be reasonably likely to cause it to violate its fiduciary duties to Company stockholders under applicable law, or (B) approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in the case of each of clauses (A) and (B), if at any time after seventy-two (72) hours (or, if longer, two business days) have elapsed following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided, however, that the Company shall
                                      --------  -------
not enter into an agreement with respect to a Superior Proposal unless the Company shall also have terminated this Agreement in compliance with Section 5.3(d). Any such withdrawal, modification or change of the recommendation or the Company Board of Directors, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by the Company into any agreement with respect to any Superior Proposal shall not change the approval of the Company Board of

Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including each of the Offer, the Merger and the Stockholder Agreement.

          (d) Notwithstanding anything in this Agreement to the contrary, the Company may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal, provided that,
    ---------------------                                        --------
prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to this Section 5.3(d), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into, (ii) during the period following the delivery of the second notice referred to in clause (i) above and ending upon the delivery of the notice referred to in clause (iii) below, Parent shall have the right to propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with Parent in good faith such proposed adjustments in the terms and conditions of this Agreement, and (iii) (A) at least seventy-two (72) hours (or, if longer, two business days) after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent a written notice of termination of this Agreement pursuant to this Section 5.3(d) (such notice may be given by the Company contingent upon termination of this Agreement becoming effective immediately prior to the Company entering into a definitive agreement with respect to the Superior Proposal), and (B) prior to the effective termination of the Agreement, the Company delivers to Parent (x) a cashier's check in the amount of the Termination Fee (as defined in Section 8.2(b)) plus the reasonable out-of-pocket expenses of Parent and Purchaser as set forth in
Section 8.2(b), as the same may have been estimated by Parent in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Parent's definitive determination of such expenses) and (y) a written acknowledgment from each other party to such Superior Proposal that waives any right it may have to contest the validity or enforceability of any of the terms and conditions of this Agreement.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          Section 6.1  Proxy Statement.  As promptly as practicable after the
                       ---------------
consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use its reasonable efforts to respond promptly to any comments made by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. In such event, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of the Merger.

          Section 6.2  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions as herein provided, the Company, Parent and Purchaser shall each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity to achieve the satisfaction of the Offer Conditions and in Article VII, and to consummate and make effective the Merger and the other Transactions. Each of the parties hereto agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; provided, that nothing contained in this Section
                              --------
6.2 shall require any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all such necessary actions.

          Section 6.3  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time (except to the extent it refers to a specific date (but ignoring for the purpose of this sentence any references to a specific date contained in the representations and warranties contained in Sections 3.11, 3.13(a)(vi), 3.16, 3.18, 3.24 and 3.27 of this Agreement) or (ii) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer (except to the extent it refers to a specific date), (b) any circumstances that, to the knowledge of the Company, may cause the Company to suffer any Company Material Adverse Change in the foreseeable future and (c) any material failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however,
                                                            --------  -------
that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

          Section 6.4  Access; Confidentiality.  (a)  From the date of this
                       -----------------------
Agreement until the Appointment Date, the Company shall, and shall cause the Company Subsidiaries to, (i) give Parent, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the Company Agreements, books, records, analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and the Company Subsidiaries and their accountants and accountants' work papers and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's business, properties, prospects and personnel as Parent may reasonably request.

          (b) As soon as practicable after the execution of this Agreement, the Company shall permit Parent to electronically link the Company's financial reporting system to Parent's financial reporting system ("Hyperion"). Access to
                                                          --------
Hyperion will be provided by Parent's financial reporting staff and the tasks necessary to complete the link to Hyperion will be led by Parent's accounting staff, with the necessary assistance from the Company's accounting staff and other technical staff, if necessary, at no cost to the Company and provided that
                                                                   --------
neither such installment nor the operation or use by Parent of Hyperion shall interfere with or disrupt the normal operation of the Company's business or its financial reporting system or violate any applicable software licenses. Parent will provide the necessary Hyperion software to be installed on a computer in the Company's accounting department; provided, however, that the information
                                     --------  -------
retrieved from the Company's financial reporting system will not be made available to persons who are directly involved in pricing or any other competitive activity at Parent or any Subsidiary of Parent; provided, further,
                                                            --------  -------
that Parent shall not use such information other than for purposes of assessing the financial condition of the Company for purposes of the transactions contemplated by this Agreement, and shall not share, provide or sell the information to any third party or use the information in any manner that could reasonably be considered a restraint on competition or result in a violation of any applicable Laws. Any information provided under this Section 6.4(c) shall be subject to the terms of the Confidentiality Agreement.

          (d) No investigation pursuant to this Section 6.5 shall affect any representation or warranty made by the parties hereunder.

          Section 6.5  Consents and Approvals.  (a) Each of Parent, the
                       ----------------------
Purchaser and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any

Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

          (b) Each of the Company, the Purchaser and Parent shall take all reasonable actions necessary to file as soon as practicable following the date hereof notifications under the HSR Act, or under comparable merger notification laws under foreign jurisdictions, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any authorities of such other foreign jurisdictions for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust or competition matters. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act or any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions, neither Parent nor the Company shall be required to (i) divest, (ii) hold separate or (iii) otherwise take or commit to take any action that limits (x) their respective freedoms of action with respect to or (y) their respective ability to retain:
(A) themselves as an entity or any material portions thereof or (B) any of their respective businesses, product lines, properties or assets.

          Section 6.6  Publicity.  So long as this Agreement is in effect,
                       ---------
neither the Company  nor Parent, nor any of their respective affiliates, shall
issue or cause the   publication of any press release or other announcement with respect to the Offer, the Merger or this Agreement without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market.

          Section 6.7  Directors' and Officers' Insurance and Indemnification.
                       ------------------------------------------------------
(a) For a period of six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the DGCL, the terms of the Company's Certificate of Incorporation or the Bylaws, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided to Parent); provided, however, that in the
                                                --------  -------
event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

          (b) From and after the Appointment Date, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, perform all of the obligations set forth in Article XI of the Company's Amended and Restated Certificate of Incorporation and Article X of the Bylaws of the Company, all as in effect on the date hereof. In addition, Parent shall cause the Surviving Corporation to, and the Surviving Corporation, shall pay all amounts that become due and payable under the Company's Amended and Restated Certificate of Incorporation and Bylaws and such indemnification agreements. Parent hereby guarantees the obligations of the Surviving Corporation set forth in Section 6.7(a) above and this Section 6.7(b).

          (c) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a
                                                        -------------
period of not less than six years after the Effective Time; provided, however,
                                                            --------  -------
that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that if the existing D&O Insurance expires or is
             --------  -------
terminated or cancelled during such period, then Parent or the Surviving Corporation shall use all commercially reasonable efforts to obtain substantially similar D&O Insurance; provided further, however, that in no event
                                     -------- -------
shall Parent be required to pay aggregate premiums for insurance under this
Section 6.7(b) in excess of $500,000 ("Premium") (the aggregate premiums paid by the Company in 1999, 2000 and 2001 on an annualized basis for such purpose are set forth in Section 6.7(b) of the Company Disclosure Schedule); and provided,
                                                                     --------
further, that if Parent or the Surviving Corporation is unable to obtain the
-------
amount of insurance required by this Section 6.7(b) for the Premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of the Premium.

          Section 6.8  Purchaser Compliance.  Parent shall cause the Purchaser
                       --------------------
to comply with all of its obligations under this Agreement.

          Section 6.9  Reasonable Efforts.  (a)  Prior to the Closing, upon the
                       ------------------
terms and subject to the conditions of this Agreement, the Purchaser and the Company agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and appropriate, under applicable laws to consummate and make effective the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the Offer Conditions and other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

          (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its commercially reasonable efforts to effect such transfers.

          (c) Notwithstanding the foregoing, nothing in this Agreement shall require the Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the Transactions.

          Section 6.10  State Takeover Laws.  If any state takeover statute
                        -------------------
becomes or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer, or the Merger, then the Company Board of Directors shall take all action necessary to render such statute inapplicable to the foregoing.

          Section 6.11  Interim Directors.  Pursuant and subject to Section
                        -----------------
1.3(b), the Company shall use its reasonable efforts to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.


                                  ARTICLE VII

                                   CONDITIONS

          Section 7.1  Conditions to Each Party's Obligations to Effect the
                       ----------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable law:

          (a) Stockholder Approval.  The Merger and this Agreement shall have
              --------------------
been approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Certificate of Incorporation and the DGCL.

          (b) Statutes; Court Orders.  No statute, rule or regulation shall have
              ----------------------
been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger; and

          (c) Purchase of Shares in Offer.  The Purchaser shall have purchased,
              ---------------------------
or caused to be purchased, Shares pursuant to the Offer; provided, however, that
                                                         --------  -------
this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares validly tendered pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

          (d) HSR Approval.  The applicable waiting period under the HSR Act and
              ------------
any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions shall have expired or been terminated (the "HSR Condition").

          Section 7.2  Conditions to Obligations of Parent and the Purchaser
                       -----------------------------------------------------
to Effect the Merger.  The obligations of Parent and the Purchaser to effect the
--------------------
Merger shall be subject to the additional condition, which may be waived in whole or in part by Parent or the Purchaser to the extent permitted by applicable law, that all actions contemplated by Section 1.3 shall have been taken.

                                 ARTICLE VIII

                                  TERMINATION

          Section 8.1  Termination.  This Agreement may be terminated and the
                       -----------
Transactions may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

          (a) By mutual written consent of Parent and the Company; or

          (b) By Parent if the Minimum Condition shall not have been satisfied by the Expiration Date; provided, however, that Parent shall not be entitled to
                        --------  -------
terminate this Agreement pursuant to this Section 8.1(b) if it or the Purchaser is in material breach of its representations and warranties, covenants or other obligations under this Agreement and such breach has been the cause of, or resulted in, such failure to satisfy the Minimum Condition; or

          (c) By either Parent or the Company (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions or the Stockholder Agreement, (ii) prior to the purchase of Shares pursuant to the Offer, if there has been a breach by the other party of any representation or warranty set forth in this Agreement, which breach shall result in any condition set forth in Annex I not being satisfied (and such breach is not reasonably capable of being cured and such condition is not reasonably capable of being satisfied within ten days after the receipt of written notice thereof), (iii) prior to the purchase of Shares pursuant to the Offer, if there has been a breach by the other party of any covenant or agreement set forth in this Agreement, which breach shall result in any condition set forth in Annex I not being satisfied (and such breach is not reasonably capable of being cured and such condition is not reasonably capable of being satisfied within ten days after the receipt of written notice thereof), or (iv) if the Offer has not been consummated by November 30, 2001 (the "Initial Drop Dead Date"); provided, however, that if the failure of the
                                --------  -------
Offer to have been consummated (x) by the Initial Drop Dead Date is the result of the failure of the HSR Condition, then either Parent or the Company may elect on or one day prior to such date to extend the drop dead date to January 21, 2002 (the "Second Drop Dead Date"); provided, further, however, that the right
                                    --------------------------
to terminate this Agreement pursuant to this clause (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to be consummated by the Initial Drop Dead Date or the Second Drop Dead Date, as the case may be.

          (d) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall have withdrawn, modified, or changed its recommendation in respect of this Agreement or the Offer in a manner adverse to the Transactions, to the Parent or to the Purchaser, (ii) the Company Board of Directors shall have approved or recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal or entered into an agreement with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 5.3(b)), (iii) the Company shall have exercised a right with respect to a Superior Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning a Superior Proposal for more than 10 business days after the determination by the Board of Directors that a Takeover Proposal is a Superior Proposal, (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated in a public manner to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected in a manner that becomes publicly disclosed such proposal within ten business days after its existence first becomes publicly disclosed, (v) the Company shall have materially violated or breached any of its obligations under Section 5.3, or (vi) the Company Board of Directors shall have approved any transaction other than the Transactions under Section 203 of the DGCL;

          (e)  By the Company pursuant to Section 5.3(d); or

          (f) By the Company in the event that the Offer has expired without Purchaser purchasing any Shares pursuant thereto.

          Section 8.2  Effect of Termination.  (a)  In the event of the
                       ---------------------
termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5(a), 8.2 and 9.3 and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

          (b)  If

          (i) Parent shall have terminated this Agreement pursuant to Section 8.1(d),

          (ii) the Company shall have terminated this Agreement pursuant to
          Section 8.1(e),

          (iii) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(iii) following the date hereof but prior to such termination there shall have been a Takeover Proposal (other than a Takeover Proposal prior to the date hereof or that is withdrawn prior to the termination of this Agreement),

          (iv) (x) Parent shall have terminated this Agreement pursuant to
          Section 8.1(b) or Section 8.1(c)(ii); (y) following the date hereof but prior to such termination there shall have been a Takeover Proposal (other than a Takeover Proposal prior to the date hereof or that is withdrawn prior to the termination of this Agreement); and (z) concurrently with such termination, or within 12 months thereafter,
          (A) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Takeover Proposal, or a Takeover Proposal is consummated or (B) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Superior Proposal, or a Superior Proposal is consummated, or

          (v) (x)this Agreement shall have been terminated pursuant to Section 8.1(b) or 8.1(c)(iv), (y) any stockholder party to the Stockholder Agreement shall have breached or failed to perform any of obligations of such stockholder party under the Stockholder Agreement and (z) within 12 months thereafter, (A) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Takeover Proposal, or a Takeover Proposal is consummated, or (B) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Superior Proposal, or a Superior Proposal is consummated, then the Company shall pay the Termination Fee (as defined below) to Parent promptly, (x) in no event later than two business days after the date of such termination if pursuant to Section 8.1(d) or Section 8.2(c)(iii), and, (y) in the case of a termination (A) pursuant to Section 8.1(b) or Section 8.1(c)(iii) or (B) in the case of clause (v) of this Section 8.2(d), upon the earlier of the execution of such agreement or consummation of such Takeover Proposal or Superior Proposal. The "Termination Fee" shall mean a termination fee of $16,000,000 plus an amount not to exceed $500,000 of the out-of-pocket expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions. The Termination Fee shall be payable by wire transfer to such account as Parent may designate in writing to the Company. The Company shall not withhold any amounts on any payment under this Section 8.2.

                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Amendment and Modification.  Subject to applicable law
                       --------------------------
and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.2  Non-survival of Representations and Warranties.  None of
                       ----------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the acceptance for payment, and payment for, the Shares by the Purchaser pursuant to the Offer.

          Section 9.3  Expenses.  Except as expressly set forth in Section
                       --------
8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses.

          Section 9.4  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or the Purchaser, to:

              Cendant Corporation

              9 West 57th Street

              New York, New York 10019

              Attention:  General Counsel

              Telephone No.:  212-413-1836

              Facsimile No.:  212-413-1922


              with a copy to:


              Diamondhead Acquisition Corporation

              9 West 57th Street

              New York, New York 10019

              Telephone No.:  (212) 413-1836

              Facsimile No.:  (212) 413-1922
                         and


               Skadden, Arps, Slate, Meagher & Flom LLP

               525 University Avenue

               Palo Alto, California 94301

               Attention:  Kenton J. King, Esq.

               Telephone:  (650) 470-4500

               Facsimile:  (650) 470-4570



                       and



          (b)  if to the Company, to:


               Cheap Tickets, Inc.

               1440 Kapiolani Blvd.

               Honolulu, Hawaii 96814

               Attention:  President & CEO

               Telephone:  (808) 945-7439

               Facsimile:  (808) 946-0610
               with a copy to:


               Morrison & Foerster, LLP

               555 West Fifth Street

               Los Angeles, California  90013-1024

               Attention:  Henry Fields, Esq.

               Telephone:  (213) 892-5275

               Facsimile:  (213) 892-5454


          Section 9.5  Interpretation.  When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act, and the term "knowledge of the Company" or "Company's knowledge" shall mean the knowledge of the directors, executive officers or key employees of the Company. The term "Representatives" shall mean the Company's directors, officers and other employees with a title of director or above, investment bankers, attorneys, accountants or other agents. The term "Other Employees" shall mean all employees with a title below the grade of director.

          Section 9.6  Counterparts.  This Agreement may be executed manually
                       ------------
or by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          Section 9.7  Entire Agreement; No Third-Party Beneficiaries. (a)
                       ----------------------------------------------
This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement).

          (b) Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.7, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective heirs, successors, executors, administrators and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in Section 6.7 in respect of the present and former officers and directors of the Company and the Company Subsidiaries.


          Section 9.8  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.


          Section 9.9  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 9.10  Assignment.  This Agreement shall not be assigned by
                        ----------
any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned Subsidiaries of Parent (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole
           --------
discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Any such Assignee may thereafter assign, it its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                       CENDANT CORPORATION

                       By: /s/ Samuel L. Katz
                          --------------------------------
                        Name:  Samuel L. Katz
                        Title: Senior Executive Vice President,
                               Strategic and Business Development

                       DIAMONDHEAD ACQUISITION CORPORATION



                       By: /s/ Eric Bock
                          --------------------------------
                        Name:  Eric Bock
                        Title: Vice President and Secretary

                       CHEAP TICKETS, INC.



                       By: /s/ Sam E. Galeotos
                          --------------------------------

                        Name: Sam E. Galeotos
                              --------------------------------------
                        Title: President and Chief Executive Officer
                               -------------------------------------

                                                                         ANNEX I
                                                                         -------


          Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares
unless the Minimum Condition shall have been satisfied.   Furthermore,
notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any validly tendered Shares if, at the Expiration Date (i) any applicable waiting periods under the HSR Act and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions have not expired or terminated prior to termination of the Offer, or (ii) any of the following events shall occur and be continuing (other than as a result of any action or inaction of Parent and Purchaser that constitutes a breach of this Agreement):

          (a) there shall be threatened in writing or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Company Subsidiary (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and the Company Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Transactions, or seeking to obtain from the Company, Parent or the Purchaser, by reason of any of the Transactions, any damages that would reasonably be likely to have a Company Material Adverse Effect, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger

(but not including for these purposes any limitations that relate solely to Parent's ability to access the funds it requires to consummate the Offer), (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act or any comparable provisions of any applicable pre-merger notification laws or regulations of foreign jurisdictions, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on the NASDAQ Stock Market for a period in excess of three hours (excluding any organized halt triggered solely as a result of a specified decrease in a market index or suspensions or limitations resulting solely from physical damage, technological or software breakdowns or malfunctions or interference with such exchanges not related to market conditions), (ii) a declaration by a Governmental Entity of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, which in any case is reasonably expected to have a Company Material Adverse Effect or to materially adversely affect Parent's or Purchaser's ability to consummate the Transactions, or (iv) any extraordinary limitation (whether or not mandatory) by any Governmental Entity on the extension of credit generally by banks or other financial institutions or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

          (d) (i) any of the representations and warranties of Company contained in this Agreement (other than the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.23 and in the last sentence of
Section 3.8), shall not be true and correct as of the date hereof and as of the Expiration Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), unless the inaccuracies under such representations and warranties (without giving effect to any materiality or material adverse effect qualifier or standard contained in any such representation or warranty), taken together in their entirety, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; (ii) any of the representations and warranties contained in (A) Section 3.3 of this Agreement shall not be true and correct as of the date hereof and as of the Expiration Date; (B) in Section 3.23 or in the last sentence of Section 3.8 shall not be true and correct in all material respects as of the date hereof and as of the Expiration Date; or (iii) inaccuracies in or breaches of any of the representations and warranties contained in any of Sections 3.1, 3.2, 3.4, 3.5 or 3.6 shall be reasonably likely to have a material adverse effect on the ability of either the Company or Parent to consummate any of the Transactions.

          (e) since the date of this Agreement, there shall have occurred any events or changes which have had, individually or in the aggregate, a Company Material Adverse Change;

          (f) the Company Board of Directors or any committee thereof shall have
(i) withdrawn, or modified or changed in a manner adverse to the Transactions, to the Parent or to the Purchaser (including by amendment of the Schedule 14D-
9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) approved or recommended any Acquisition Proposal or entered into any agreement (other than a confidentiality agreement entered into in accordance with Section 5.3(b)) with respect to a Superior Proposal pursuant to Section 5.3(c), (iii) resolved to do any of the foregoing or (iv) taken a neutral position or made no recommendation, in each case in a manner that is publicly disclosed, with respect to a publicly disclosed Acquisition Proposal (other than by Parent or the Purchaser) after a reasonable amount of time (and in no event more than 10 business days following public communication thereof) has elapsed for the Company Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

          (g) the Company shall have breached or failed, in any material respect, to perform or to comply with any material agreement or material covenant to be performed or complied with by it under this Agreement;

          (h) the Purchaser shall have failed to receive a certificate executed by the President or a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (d), (e) and (g) of this Annex I have not occurred;

          (i) all consents, permits and approvals of Governmental Authorities listed in Section 3.7 of the Company Disclosure Schedule shall not have been obtained; or

          (j) the Merger Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition, and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time and in the sole discretion of Parent or the Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

          The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger
                                                                     ------
Agreement" shall be deemed to refer to the Agreement to which this Annex I is
---------
annexed.